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Exhibit 23.1


                   CONSENT OF GERSTEN, SAVAGE & KAPLOWITZ, LLP

         The undersigned, Gersten, Savage & Kaplowitz, LLP, hereby consents to the use of our name and of our opinion for Modern Medical Modalities Corporation (the "Company") as filed with its Registration Statement on Form SB-2, and any amendments thereto.


                                         /s/ Gersten, Savage & Kaplowitz, LLP
                                         ------------------------------------
December 30, 1999                        Gersten, Savage & Kaplowitz, LLP